Exhibit 99.1

Location Based Technologies to present at G8: ThinkEquity’s 8th Annual
Growth Conference on September 14, 2011

IRVINE, Calif.,  Location Based Technologies, Inc. (OTCBB:LBAS), a leading-edge service provider of personal, pet and asset GPS locators and devices will present at: G8:ThinkEquity’s 8th Annual Growth Conference to be held at Le Parker Meridien in New York, New York. Dave Morse, Chief Executive Officer , is scheduled to present at 11:00 a.m. Eastern Time (ET) on Wednesday, September 14, 2011.

Portfolio managers and analysts who wish to request a meeting with the Company should contact their ThinkEquity representative. The webcast and archived replay of the Company’s presentation may be accessed in the Investor Relations section of the Company’s website at www.pocketfinder.com

A live demonstration of the PocketFinder end user interface will be available to the public via webinar on September 29th, 2011. Registration details and time will be available soon at www.pocketfinder.com.

About Location Based Technologies

A publicly traded company (OTCBB:LBAS - News), Location Based Technologies, headquartered in Irvine, CA, designs and develops leading-edge personal locator GPS devices and services that incorporate patented, proprietary technologies designed to enhance and enrich the way businesses and families interact globally.  Visit the website, www.pocketfinder.com for more information on personal locator devices from PocketFinder®.

Safe Harbor
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective.  Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Terry McGovern
Vision Advisors
415-902-3001
mcgovern@visionadvisors.net

or,

Location Based Technologies
David Morse, PhD, 888-600-1044 ext 5
investor@locationbasedtech.com